                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                                                                        PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MEANS:

      "AMERIN CORPORATION", A DELAWARE CORPORATION,

      WITH AND INTO "CMAC INVESTMENT CORPORATION" UNDER THE NAME OF RADIAN GROUP INC.,", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF JUNE, A.D. 1999, AT 12:30 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                         [SEAL]              /s/ Edward J. Freel
                                        ----------------------------------------
                                          Edward J. Freel, Secretary of State

2280968  8100M                               AUTHENTICATION: 9794180

991231406                                             DATE: 06-09-99

                             CERTIFICATE OF MERGER

                                       OF

                               AMERIN CORPORATION
                            (a Delaware corporation)

                                 WITH AND INTO

                          CMAC INVESTMENT CORPORATION
                            (a Delaware corporation)

                    ----------------------------------------

                Pursuant to Sections 103 and 251 of the General
                    Corporation Law of the State of Delaware

                    ----------------------------------------

            CMAC Investment Corporation, a Delaware corporation, which desires to merge with Amerin Corporation, a Delaware corporation, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware (the "MERGER") hereby certifies as follows:

            FIRST: The names and states of incorporation of the constituent corporations in the Merger (the "CONSTITUENT CORPORATIONS") are as follows:

                  Name                              State of Incorporation
                  ----                              ----------------------
      CMAC Investment Corporation                          Delaware
           Amerin Corporation                              Delaware

            SECOND: An Agreement and Plan of Merger, dated as of November 22,1998, amended as of April 5,1999, between the Constituent Corporations (the "MERGER AGREEMENT") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: The surviving corporation shall be CMAC Investment Corporation (the "SURVIVING CORPORATION"), which shall change its name to "RADIAN GROUP INC." at the effective time of the Merger.

            FOURTH: The Restated Certificate of Incorporation of the Surviving Corporation shall be the Restated Certificate of Incorporation of CMAC, except that the Restated Certificate of Incorporation of CMAC shall be restated in its entirety by reason of the Merger and shall read as set forth in Exhibit A hereto and said Restated Certificate of Incorporation as so restated shall be the Certificate of Incorporation of the Surviving Corporation.

            FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 1601 Market Sweet, Philadelphia, PA 19103.

            SIXTH: A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

            SEVENTH: The Merger shall become effective upon filing with the Secretary of State of Delaware.

            IN WITNESS WHEREOF, CMAC Investment Corporation has caused this Certificate of Merger to be signed by its Senior Vice President, Secretary and General Counsel as of this 9th day of June, 1999.

                                        CMAC INVESTMENT CORPORATION
                                        a Delaware corporation


                                        By: /s/ Howard S. Yaruss
                                            ------------------------------------
                                            Name:  Howard S. Yaruss
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel

                                                                       EXHIBIT A

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               RADIAN GROUP INC.

FIRST: CORPORATE NAME. The name of the corporation is Radian Group Inc. (hereinafter refereed to as the "CORPORATION").

SECOND: REGISTERED OFFICE. The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: CORPORATE PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH: CAPITAL STOCK. The Corporation shall be authorized to issue one hundred million (100,000,000) shares of capital stock, of which eighty million (80,000,000) shares shall be Common Stock, par value $.001 per share, and twenty million (20,000,000) shares shall be Preferred Stock, par value $.001 per share.

      4.1 Authority of Board to Fix Term of Shares. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      4.2 $4.125 Preferred Stock. The Corporation is authorized to issue a series of Preferred Stock, which shall consist of 800,000 shares and is designated as "$4,125 PREFERRED STOCK" The powers, preferences, rights, restrictions and other matters relating to the $4.125 Preferred Stock are as follows:

            (a) Designation. The designation of such series of the Preferred Stock shall be $4.125 Preferred Stock (the "$4.125 Preferred Stock"). The number of shares of the $4.125 Preferred Stock shall be 800,000. The number of authorized shares of the $4.125 Preferred Stock may be reduced by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized. The number of authorized shares of the $4.125 Preferred Stock shall not be increased.

            (b) Certain Definitions. As used in this Section 4.2, the following terms shall have the following respective meanings:

      "AFFILIATE" has the meaning contained in Rule 12b-2 promulgated under the Exchange Act, or any successor provision thereto.

      "BENEFICIAL OWNER" has the meaning contained in Rule 13d-3 promulgated under the Exchange Act, of any successor provision thereto.

      "BUSINESS DAY" means any day except a Saturday, Sunday or any day on which banking institutions are legally authorized or obligated to close in the Commonwealth of Pennsylvania or a day on which the New York Stock Exchange is not open for the regular transaction of business.

      "BY-LAWS" means the By-laws of the Corporation, as amended from time to time.

      "CMAC" means Commonwealth Mortgage Assurance Company, a Pennsylvania corporation, or any successor entity thereto which is the principal subsidiary of the Corporation engaged in the business of providing private mortgage insurance.

      "COMMON SHARES" means any stock of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation.

      "COMMON STOCK" means the common stock, par value $.001 per share, of the Corporation as of the original date of issuance of shares of the $4.125 Preferred Stock, or shares of the Corporation of any class or classes resulting from any reclassification or reclassification thereof.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FUNDAMENTAL TRANSACTION" means any merger, consolidation, sale of assets or similar transaction on which the holders of Common Stock are entitled to vote.

      "JUNIOR DIVIDEND SHARE" means shares of any series or class of the Corporation which are by their terms expressly made junior to shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

      "JUNIOR LIQUIDATION SHARES" means shares of any series or class of the Corporation which are by their terms expressly made junior to shares of the $4.125 Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

      "PARITY DIVIDEND SHARES" means shares of any series or class of the Corporation which are by their terms on a parity with shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

      "PARITY LIQUIDATION SHARES" means shares of any series or class of the Corporation which are by their terms on a parity with shares of the $4.125 Preferred Stock at the time outstanding as to as to the distribution on assets on any voluntary or involuntary liquidation of the Corporation.

      "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

      "SENIOR DIVIDEND SHARES" means shares of any series or class of the Corporation which are by their terms expressly made senior to shares of the $4.125 Preferred Stock at the time outstanding as to dividends.

      "SENIOR LIQUIDATION SHARES" means shares of any series or class of the Corporation which are by their terms expressly made senior to shares of the $4.125 Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation.

            (c) VOTING RIGHTS. Except as otherwise required by law or as expressly provided in this paragraph (c), holders of shares of the $4.125 Preferred Stock shall have no voting rights:

                  (1) Dividend Defaults.

                        (A) If and whenever accrued dividends on shares of the $4.125 Preferred Stock or any Parity Dividend Shares shall not have been paid in an aggregate amount equal to or greater than six quarterly dividends (whether consecutive or not) on shares of the $4.125 Preferred stock or such Parity Dividend Shares at the time outstanding, the number of directors then constituting the entire Board of Directors of the Corporation shall be increased automatically by two directors and the holders of shares of the $4.125 Preferred Stock and the holders of any Parity Dividend Shares, voting non-cumulatively and together as a single class, shall be entitled to fill such newly-created directorships at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this subparagraph
(c)(1)(A). Such right to vote as a single class to elect two directors shall, when vested, continue until all dividends in default on shares of the $4.125 Preferred Stock and any Parity Dividend Shares, as the case may be, shall have been paid in full and, when so paid, such right to elect two directors separately as a class shall cease, subject to the same provisions for the vesting of such right to elect two directors separately as a class in the case of future dividend defaults. At any time when such right to elect two directors separately as a class shall have so vested, the Corporation may, and, upon the written request of the holders of record of not less than 20% of the total number of shares of the $4.125 Preferred Stock and any Parity Dividend Shares then outstanding, shall call a special meeting of the holders of such shares for the election of directors to fill such newly-created directorships. In the case of such a written request, such special meeting shall be held within 90 days after the receipt of such request and, in either case, at the place and upon the notice provided by law and in the By-laws, except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly-created directorships shall be filled by the holders of shares of the $4.125 Preferred Stock and any Parity Dividend Shares.

                        (B) So long as any shares of the $4.125 Preferred Stock are outstanding, the By-laws shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of shares of the $4.125 Preferred Stock and the holders of Parity Dividend Shares, of the right to elect directors under the circumstances provided in subparagraph (c)(1)(A) above will not contravene any provisions of the Corporation's Restated Certificate or By-laws.

                        (C) Directors elected pursuant to subparagraph (c)(1)(A) shall not be elected to any particular class of the Board of Directors and shall serve until the earlier of:

                        (i) the next annual meeting of the stockholders of the Corporation and the election (by the holders of shares of the $4.125 Preferred Stock and the holders of Parity Dividend Shares) and qualification of their respective successors; or

                        (ii) the date upon which all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and such Parity Dividend Shares shall have been paid in full.

If, prior to the end of the term of any director elected pursuant to subparagraph (c)(1)(A), a vacancy in the office of such director shall occur during the continuance of a default in dividends on the shares of the $4.125 Preferred Stock or such Parity Dividend Shares by reason of death, resignation, disability or otherwise, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected pursuant to subparagraph
(c)(1)(A) of a new director for the unexpired term of such former director.

                        (D) Notwithstanding any provision in this paragraph (c) to the contrary, so long as Reliance Group Holdings, Inc. or any Affiliate thereof is the Beneficial Owner of any shares of the $4.125 Preferred Stock, such corporation or Affiliate shall have no voting rights with respect to such shares of the $4.125 Preferred Stock in the event of the default on payment of dividends by the Corporation and any shares so beneficially owned shall not be counted as outstanding and entitled to vote for purposes of any vote or other action by the holders of the shares of $4.125 Preferred Stock and Parity Dividend Shares pursuant to subparagraph
(c)(1).

                  (2) Miscellaneous. So long as any shares of the $4.125 Preferred Stock are outstanding, the Corporation shall not, without either the affirmative vote of the holders of at least two-thirds of the outstanding shares of the $4.125 Preferred Stock voting at a meeting of such holders, or the affirmative written consent of holders of at least two-thirds of the outstanding shares of the $4.125 Preferred Stock:

                        (A) Authorize or issue any Senior Dividend Shares or Senior Liquidation Shares.

                        (B) Consummate any Fundamental Transaction, unless all outstanding shares of $4.125 Preferred Stock have been called for redemption pursuant to paragraph (f)(2) below and the rights of the holders of such shares have ceased in accordance with paragraph (f)(3) below.

                        (C) Subject to the remaining provisions of this subparagraph (c)(2)(C), amend the Corporation's Certificate of Incorporation or any certificate of designations or take other action so as to affect adversely in any material respect the voting powers or other rights, privileges, powers or preferences of shares of the $4.125 Preferred Stock. No class vote of the $4.125 Preferred Stock shall be required for any of the amendments to the Corporation's Certificate of Incorporation or any certificate of designations set forth in subparagraph (c)(2)(C)(i) below which shall be deemed not to affect adversely in any material respect the voting powers or other rights and preferences of shares of the 4.125% Preferred Stock:

                        (i) the authorization or issuance of any shares of any series or class of the Corporation which are neither Senior Dividend Shares nor Senior Liquidation Shares.

                        (D) Amend that certain Reserve Account Agreement dated August 14,1992 by and between the Corporation and Commonwealth Mortgage Assurance Company.

            (d) Dividends.

                  (1) Cash Dividends. The cash dividend rate on shares of the $4.125 Preferred Stock shall be $4.125 per annum per share. Cash dividends on shares of the 4.125% Preferred Stock shall be payable quarterly at the rate of $1.03125 per share, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, on the fifteenth day of February, May, August and November of each year (each, a "PAYMENT DATE"), commencing February 15, 1993, except that if any such Payment Date is not a Business Day then such dividend shall be payable on the first immediately succeeding Business Day. Any cash dividend payable on February 15, 1993 on shares of the $4.125 Preferred Stock will be computed on the actual number of days from the date of issuance of the $4.125 Preferred Stock to February 15, 1993. No interest or dividends will be payable in respect of any accumulations of unpaid dividends on shares of the $4.125 Preferred Stock. The holders of shares of the $4.125 Preferred Stock shall not be entitled to any dividends other than the dividends provided in this paragraph (d).

                  (2) Record Date. Each cash dividend shall be paid to the holders of record of shares of the $4.125 Preferred Stock as they appear on the stock register of the Corporation on the fifteenth day of the month next preceding such Payment Date (each, a "RECORD DATE"). Dividends on account of accumulations of unpaid dividends may be declared and paid at any time, without reference to any regular dividend Payment Date, to holders of record on such date, nor exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

                  (3) Priority of Dividends. If at any time the Corporation has failed to pay or declare and set apart for payment accumulations of unpaid dividends on any Senior Dividend Shares, the Corporation shall not pay any dividend on the $4.125 Preferred Stock. Holders of shares of the $4.125 Preferred Stock shall be entitled to receive the dividends provided in this paragraph (d) in preference to and in priority over dividends upon the Common Shares and all Junior Dividend Shares.

                  (4) Default; Payment of Pro Rata Dividends. Unless and until
(x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding, the payment of dividends on, and redemptions and purchases of, shares of the Corporation's capital stock shall be subject to the restrictions contained in paragraph (h) below.

                  Unless and until all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof, all dividends declared by the Corporation upon shares of the $4.125 Preferred Stock and Parity Dividend Shares shall be declared pro rata with respect to all shares of the $4.125 Preferred Stock and Parity Dividend Shares then outstanding, so that the amounts of any dividends declared by the Corporation upon each share of $4.125 Preferred Stock and each Parity Dividend Share shall in all cases bear to each other the same ratio that, at the time of such declaration, all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and on such parity Dividend Shares bear to each other.

            (e) Liquidation.

                  (1) Liquidation Value. The liquidation value of shares of the $4.125 Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $50.00 per share, plus an amount equal to accumulations of unpaid dividends thereon to the payment date.

                  Priority of Liquidation Distributions. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the $4.125 Preferred Stock shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Common Shares and the Junior Liquidation Shares, but the holders of shares of the $4.125 Preferred Stock shall not he entitled to receive any distribution in respect of the liquidation value of such shares until the Corporation has paid in full the liquidation value to which the holders of all Senior Liquidation Shares are entitled. Upon payment in full of the liquidation value to which the holders of shares of the $4.125 Preferred Stock are entitled, the holders of shares of the $4.125 Preferred Stock will not be entitled to any further participation an any distribution of assets by the Corporation. If the assets of the Corporation are nor sufficient to pay in full the liquidation value payable to the holders of shares of the $4.125 Preferred Stock and the liquidation value payable to the holders of the Parity Liquidation Shares, the distribution of such assets shall be made pro rata with respect to all shares of the $4.125 Preferred Stock and Parity Liquidation Shares then outstanding, so that the amounts of any distributions paid on each share of $4.125 Preferred Stock and each Parity Liquidation Share shall in all cases bear to each other the same ratio that, at the time of such distribution, the liquidation values of the $4.125 Preferred Stock and the Parity Liquidation Shares bear to each other.

                  (3) Consolidations Mergers, Etc. Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of all or any part of the Corporation's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph (e); provided that, each case, effective provision is made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the rights of the holders of the $4.125 Preferred Stock.

            (f) Redemptions at the Option of the Corporation.

                  (1) Permitted Redemptions. Subject to paragraph (f)(2) below, shares of the $4.125 Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2002. Shares of the $4.125 Preferred Stock may be redeemed for cash at the option of the Corporation in whole or from time to time in part on or after August 15, 2002 at the following redemption prices per share if redeemed during the 12-month period beginning August 15 of the year specified below:

                12-Month

            Period Beginning           Price

                 August              Per Share
                 ------              ---------
                  2002                $54.125

                  2003                $52.750

                  2004                $51.375

and if redeemed at any time thereafter as $50.00 per share, plus, in each case, an amount equal to accumulations of unpaid dividends thereon to the redemption date.

                  (2) Redemption in Connection with a Fundamental Transaction. If any time prior to August 15, 2002 the holders of the outstanding shares of $4.125 Preferred Stock fail to approve a Fundamental Transaction as required by paragraph (c)(2)(B) above, such shares may be redeemed in full at the option of the Corporation for cash at $50.00 per share, plus an amount equal to accumulations of unpaid dividends thereon to the redemption date. The Corporation may not exercise the redemption right provided in this paragraph
(f)(2) unless the Corporation proceeds with the Fundamental Transaction which the holders of $4.125 Preferred Stock failed to approve.

                  (3) Notice Procedures. Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of the $4.125 Preferred Stock pursuant to this paragraph (f), a written notice specifying the time and place of such redemption, the redemption price and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of the $4.125 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice the holder's certificate or certificates representing the number of shares specified in such notice of redemption. Neither a failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of the $4.125 Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and thereupon the redemption price of such shares shall be paid to or to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (4) Cessation of Rights as Stockholder. If a notice of redemption has been given pursuant to subparagraph (f)(3) above and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares so called for redemption (so as to be and continue to be available therefor) with a bank or trust company doing business in Philadelphia, Pennsylvania and having capital, surplus and undivided profits aggregating at least $100,000,000, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the $4.125 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares (except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender, and endorsement if required by the Corporation, of their certificates), and the shares evidenced thereby shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the redemption date may revert to the general funds of the Corporation, and any funds held by any paying agent may be paid to the Corporation upon request of the Corporation, after which reversion or payment the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  (5) Partial Redemption Procedures. If fewer than all of the outstanding shares of the $4.125 Preferred Stock shall be called for redemption pursuant to this prargraph (f)(1) above, the shares to be redeemed shall be selected pro rata, as nearly as practicable, or by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Corporation and shall be consistent with the applicable rules of the National Association of Securities Dealers.

            (g) Sinking Fund. Except as otherwise provided in this paragraph
(g), the shares of the $4.125 Preferred Stock are not subject to mandatory redemption requirements.

                  (1) Mandatory Redemption. So long as any share of $4.125 Preferred Stock remains outstanding, on August 15 of each year from 2002 to 2011, inclusive, the Corporation shall redeem 72,000 shares, and on August 15, 2012 shall redeem all shares then outstanding, at a price of $50.00 per share plus accrued and unpaid cumulative dividends to date of redemption.

                  On or before each such August 15, the Corporation shall, deposit all finds necessary for the redemption of shares of $4.125 Preferred Stocks above provided, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, with a bank or trust company doing business in Philadelphia, Pennsylvania, and having capital, surplus and undivided profits aggregating at least $10,000,000. The particular shares of $4.125 Preferred Stock so to be redeemed shall be determined, notice of such redemption shall be given and the deposit of funds shall be made by the Corporation in the manner and with the effect provided in paragraph (g) hereof.

                  If the Corporation fails to comply with its sinking fund obligation as heretofore provided, it shall make good any such deficiency at the earliest possible time thereafter. The obligation to redeem shares of $4.125 Preferred Stock for the sinking fund as aforesaid shall be cumulative if and to the extent not satisfied in any year, whether or not there shall be funds legally available therefor, but without interest on the amount of any deficiencies.

                  Against the number of shares required to be redeemed in any year by the provisions of this paragraph (g), the Corporation may credit shares of $4.125 Preferred Stock which it has purchased or redeemed at any time during or prior to such year otherwise than through the operation of the sinking fund provided that any shares so credited shall not theretofore have been used for the purpose of such credit.

                  (2) Notice Procedures. Not less than 30 nor more than 60 days prior to any redemption date, a written notice specifying the sinking fund deposit made or to be made, the redemption date, the time and place of such redemption, the redemption price and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of shares of the $4.125 Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice the holder's certificate or certificates representing the number of shares specified in such notice of redemption. Neither a failure to mail such notice, nor any defect therein or in the mailing thereof to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of the $4.125 Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and thereupon the redemption price of such shares shall be paid to or to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (3) Cessation of Rights as Stockholder. If a notice of redemption has been given pursuant to subparagraph (g)(2) above and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been deposited pursuant to subparagraph (g)(1) above, then notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the $4.125 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares (except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender, and endorsement if required by the Corporation, of their certificates), and the shares evidenced thereby shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the redemption date may revert to the general funds of the Corporation, and any funds held by any paying agent may be paid to the Corporation upon request of the Corporation, after which reversion or payment the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  (4) Partial Redemption Procedures. Any shares to be redeemed pursuant to this paragraph (g) shall be selected pro rata, as nearly as practicable, or by lot as may be prescribed by resolution of the Board of Directors of the Corporation and shall be consistent with the applicable rules of the National Association of Securities Dealers.

                  (5) Default. Unless and until (x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding, the payment of dividends on, and redemptions and purchases of, shares of the Corporation's capital stock shall be subject to the restrictions contained in paragraph (h) below.

            (h) Dividend and Redemption Default Provisions. Unless and until (x) all accumulations of unpaid dividends on shares of the $4.125 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full or declared in full and sums set apart for the payment thereof and (y) the Corporation has fully complied with all scheduled redemption obligations, sinking fund obligations and all other redemption obligations relating to the shares of $4.125 Preferred Stock, any Parity Dividend Shares and any Parity Liquidation Shares at the time outstanding:


                  (1) No dividends may be declared or paid or set aside for payment and no other distribution may be made in respect of any Common Shares, Junior Dividend Shares or (except as provided above in subparagraph (d) (4)) Parity Dividend Shares, except dividends or other distributions in Common Shares or Junior Dividend Shares.

                  (2) No Common Shares, Junior Dividend Shares or Junior Liquidation Shares may be redeemed, purchased or otherwise acquired for any Consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any entity controlled by the Corporation

(except (i) by conversion into or exchange for stock of the Corporation ranking junior to shares of the $4.125 Preferred Stock as to dividend and liquidation rights, (ii) in repurchases of Common Shares, Junior Dividend Shares or Junior Liquidation Shares from employees or directors of or consultants to the Corporation pursuant to contractual arrangements entered into at the time such shares were issued giving the Corporation the right to repurchase such shares upon the occurrence of certain contingencies and (iii) by acquisition of Common Shares, Junior Dividend Shares or Junior Liquidation Shares issued in connection with an acquisition pursuant to an escrow, pledge or similar arrangement under which the Corporation becomes entitled to receive such shares).

                  (3) No shares of the $4.125 Preferred Stock or any Parity Dividend Shares or Parity Liquidation Shares may be redeemed unless all outstanding shares of the $4.125 Preferred Stock are redeemed.

                  (4) No shares of the $4.125 Preferred Stock or any Parity Dividend Shares or Parity Liquidation Shares may be purchased or otherwise acquired by the Corporation for value except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of shares of the $4.125 Preferred Stock, Parity Dividend Shares and Parity Liquidation Shares which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

            (i) Status of Redeemed Shares. All shares of the $4.125 Preferred Stock which are at any time redeemed pursuant to paragraph (f) or (g) above and all shares of the $4.125 Preferred Stock which are otherwise reacquired by the Corporation and subsequently cancelled by the Board of Directors shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

      4.3 Series A Preferred Stock. The Corporation is authorized to issue a series of Preferred Stock, which shall consist of 100,000 shares and is designated as "Series A Junior Participating Preferred Shares" (the "SERIES A PREFERRED SHARE"). The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred Shares are as follows:

            (a) Dividends and Distributions.

                  (1) The rate of dividends payable per share of Series A Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such data being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of (A) $10.00 or (B) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.001 per value per share, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after April 14,1995 (the "RIGHTS DECLARATION DATE") (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (D) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall nor bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (b) Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) In the event that dividends upon the Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Corporation, and to receive notice of all stockholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect two members of the Board of Directors of the Corporation; and all other directors of the Corporation shall be elected by the other stockholders of the Corporation entitled to vote in the election of directors. Such voting rights of the holders of such Series A Preferred Shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set side, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

                  At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 15% of the then outstanding total number of shares of all the Series A Preferred Shares having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series A Preferred Shares for the election of directors. In the case of such a written request, such special meeting shall be held within ninety (90) days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By-laws of the Corporation; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than one hundred twenty (120) days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of stockholders for the election of directors, the number of directors of the Corporation shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as hereinabove provided. Whenever the number of directors of the Corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.

                  So long as the holders of Series A Preferred Shares are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Series A Preferred Shares, shall, until the next meeting of stockholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.

                  Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shall have been elected directors of the Corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.

                  (3) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (c) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors.

            (d) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of (1) $100.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (2) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately alter such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (e) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding shares of Common Stock, or (3) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (f) No Redemption. The Series A Preferred Shares shall not be redeemable.

            (g) Ranking. The Series A Preferred Shares shall rank junior to all other series of the Corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

            (h) Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and so have the benefit of all other rights of holders of Series A Preferred Shares.

FIFTH: Board of Directors.

      5.1 Number; Classification. The Board of Directors of the Corporation shall consist of such number of directors, which number shall not be less than 9 or more than 14, as shall be fixed from time so time by resolution of the Board. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified. The three initial classes of directors shall be comprised as follows:

            (a) Class I shall be comprised of directors who shall serve until the annual meeting of stockholders in 1993 and until their successors shall have been elected and qualified.

            (b) Class II shall be comprised of directors who shall serve until the annual meeting of stockholders in 1994 and until their successors shall have been elected and qualified.

            (c) Class III shall be comprised of directors who shall serve until the annual meeting of stockholders in 1995 and until their successors shall have been elected and qualified.

      5.2 Qualifications. No person shall be appointed or elected a director of the Corporation unless;

            (a) such person is elected to fill a vacancy in the Board of Directors (including any vacancy resulting from any increase in the authorized number of directors) by a vote of the majority of the Board of Directors then in office, and any director so elected shall hold office until the next election of the class for which such director shall have been elected and until a successor shall have been elected and qualified; or

            (b) the name of such person, together with such consents and information concerning present and prior occupations, transactions with the Corporation or its subsidiaries and other matters as may at the time be required by or pursuant to the By-laws, shall have been filed with the Secretary of the Corporation no later than a time faced by or pursuant to the By-laws immediately preceding the annual or special meeting at which such person intends to be a candidate for director.

      5.3 Removal of Directors. Directors of the Corporation may only be removed for cause by a vote of the holders of shares entitled to cast a majority of the votes which all stockholders are entitled to cast at an election of directors. No decrease or increase in the size of the Board of Directors shall shorten or otherwise affect the term of any incumbent director.

      5.4 Elections of Directors. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

SIXTH: Unanimous Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote to take such action at any annual or special meeting of stockholders of the Corporation and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the Corporation, written consents signed by the holders of all of the outstanding stock entitled to vote to take such action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

SEVENTH: By-laws. The Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the By-laws of the Corporation.

EIGHTH: Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article EIGHTH shall be by prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

NINTH: Indemnification. The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all past, present and future directors and officers of the Corporation from and against any and all costs, expenses (including attorneys' fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding, whether by or in the right of the Corporation, a class of its security holders or otherwise, in which the director or officer may be involved as a party of otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the Corporation.

TENTH. Fundamental Transactions.

      10.1 Stockholder Authorization of Fundamental Transactions Recommended by Management. Whenever any corporate action which constitutes a Fundamental Transaction is to be taken by vote of the stockholders and such Fundamental Transaction has been approved by at least two-thirds of the entire Board of Directors, the proposed Fundamental Transaction shall be authorized upon receiving the minimum vote required for the authorization of such action by statute, after taking into account the express terms of any class or any series of any class of shares of the Corporation with respect to such vote.

      10.2 Stockholder Authorization of Fundamental Transactions Not Recommended by Management. Except as provided in Section (1) of this Article TENTH, whenever any corporate action than constitutes a Fundamental Transaction is to be taken by vote of the stockholders, the proposed Fundamental Transaction shall be authorized only upon receiving at least two-thirds of the vote which all voting stockholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of the number or proportion of shares of any class or any series of any class of shares of the Corporation, if any, as shall at the time be required by statute or the express terms of any such class or series of any class of shares of the Corporation.

      10.3 Fundamental Transaction Defined. For the purposes of this Article TENTH, the term "Fundamental Transaction" shall mean:

            (a) any of the following, if such action is effected by vote of the stockholders: amendment of this Certificate of Incorporation; adoption, amendment or repeal of the By-laws; a change in the number of directors constituting the entire Board of Directors; or removal of one or more directors; or

            (b) any of the following, if any such transaction requires the approval of the Stockholders under this Certificate of Incorporation of the Corporation as then in effect or the Delaware General Corporation Law as then in effect with respect to the Corporation: the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation; or the merger, consolidation, division, reorganization, recapitalization, dissolution, liquidation, or winding up of the Corporation.

ELEVENTH: Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.